EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177605 on Form S-8 of our report dated March 5, 2012, relating to the financial statements of Exelis Inc. appearing in this Annual Report on Form 10-K of Exelis Inc. for the year ended December 31, 2011.

/S/ DELOITTE & TOUCHE LLP
McLean, Virginia
March 5, 2012